Exhibit 99.1

Ocean Power Technologies Announces Pricing of Registered Direct Public Offering of Common Stock and Warrants

PENNINGTON, N.J., June 02, 2016 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (NASDAQ:OPTT) (“OPT” or “the Company”) announced the pricing of a registered direct offering of 417,000 shares of common stock and warrants to purchase an aggregate of 145,950 shares of its common stock. Each share of common stock is being sold together with a warrant to purchase 0.35 shares of common stock of the Company at a combined purchase price of $4.60 per share. The warrants will be exercisable beginning six months and one day after the date of issuance at a price of $6.04 per full share of common stock and will be exercisable for a period of five years from closing.

Roth Capital Partners served as lead placement agent, and Rodman & Renshaw, a unit of H. C. Wainwright & Co., LLC, served as co-placement agent for the transaction.

The Company expects to receive net proceeds of approximately $1.6 million from the offering, after deducting placement agent fees and estimated offering expenses payable by the Company. The offering is expected to close on or about June 7, 2016, subject to customary closing conditions.

The Company intends to use the net proceeds from the sale of securities for general corporate purposes.

The shares described above are being offered by Ocean Power Technologies, Inc. pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About Ocean Power Technologies

Headquartered in Pennington, New Jersey, Ocean Power Technologies (NASDAQ:OPTT) is a pioneer of ocean wave power generation and energy storage systems. OPT’s proprietary PowerBuoy® technology is based on a cost-effective, scalable, modular, and environmentally sound design which provides power and communications for a number of markets and applications.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contact:

Mark A. Featherstone,

Chief Financial Officer of OPT

Phone:

609-730-0400

Investor Relations Contact:

Andrew Barwicki

Barwicki Investor Relations Inc.

Phone:

516-662-9461